Exhibit 10.13

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”) is dated and effective as of this 22nd day of July, 2004, by and among Trulite Technology, LC, a Utah limited liability company (the “Company”), and Kevin Shurtleff and Andrew Neilson, each a member of the Company (collectively, the “Members”).

WHEREAS, the Members, collectively, own all the Membership Interests of the Company (the “Interests”);

WHEREAS, pursuant to the Operating Agreement of the Company (the “Operating Agreement”), dated and effective as of July 17, 2002, certain restrictions on the sale or other transfers of the Interests of the Company were imposed;

WHEREAS, pursuant to a contribution agreement (the “Contribution Agreement”), the Members desire to transfer their Interests of the Company to Trulite, Inc., a newly-formed Delaware corporation;

WHEREAS, in order to complete the transactions contemplated by the Contribution Agreement, each Member and the Company must waive all of its rights with respect to the transfer restrictions set forth in Article VI of the Operating Agreement; and

WHEREAS, Article VI of the Operating Agreement creates a right of first refusal in favor of the Company and the Members, pursuant to which no Interests of the Company can be transferred, unless the Interests have first been offered for sale to the Company and, if the Company should fail or refuse to accept the offer, then to the Members.

NOW, THEREFORE, in accordance with the above, (i) the Company hereby irrevocably waives, and refuses to exercise, the right of first refusal in its favor as described in Article VI of the Operating Agreement with respect to any transfer of any Interests of the Company, and (ii) each of the Members hereby irrevocably waives, and refuses to exercise, the right of first refusal in its favor as described in Article VI of the Operating Agreement with respect to any transfer of its Interests of the Company that has taken place prior to the date hereof, or which will take place in connection with the transactions the subject of the Contribution Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

TRULITE TECHNOLOGY, LC

By:

/s/ Kevin Shurtleff
Title: Manager

/s/ Kevin Shurtleff
Member

/s/ Andrew Nielson
Member